Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the EnerNOC, Inc. Amended and Restricted 2007 Employee, Director and Consultant Stock Plan of our reports dated February 28, 2011, with respect to the consolidated financial statements of EnerNOC, Inc. and the effectiveness of internal control over financial reporting included in its Annual Report (Form 10-K) for the year ended December 31, 2010 of EnerNOC, Inc. filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Boston, Massachusetts
February 28, 2011